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                                                                   EXHIBIT 10.50

                                                                          [LOGO]

December 10, 1998

                            PERSONAL & CONFIDENTIAL

Mr. Peter Espinosa
2 Federal Street
Billerica, MA 01821

Dear Pete,

This letter documents the agreement reached with you in a meeting with Roland Pampel and me on December 3, 1998. In addition, this letter basically amends
Section VII (a) and VIII (b) of your Employment Agreement dated May 18, 1998, and your Promissory Note dated May 29, 1998.

The specific agreements reached on December 3, 1998, were as follows:

1. Your Promissory Note for $150,000.00 has a requirement to pay $75,000.00 plus 6% interest on May 29, 1999 and an additional $75,000.00 plus 6% interest to be paid on May 29, 2000.

     To give you an incentive to stay with Peritus, the Company will forgive each payment together with interest due if you are still employed by Peritus on each of the two payment dates, May 29, 1999 and May 29, 2000.

2. If your employment with the Company is terminated without cause by management after May 29, 1999, your 52 weeks of salary continuation (Notice Period in Employment Contract) will be reduced by the $75,000.00 plus interest that is due on the Promissory Note.

     If your employment is terminated without cause by management on or prior to May 29, 1999, your salary continuation will be reduced by the second $75,000.00 payment plus interest and further reduced by the percent of the year (May 29, 1998 - May 29, 1999) not completed as a Peritus employee times $75,000.00 plus interest. For example: If your employment was terminated on December 29, 1998, your 52-week salary continuation would be reduced by the second payment of $75,000.00 plus 5/12 of the first $75,000.00 plus appropriate interest.

3. In the event of change of control of Peritus, the Promissory Note of $150,000.00 plus accrued interest will be forgiven. Change of control means a merger, consolidation or sale of all or substantially all of the assets or sale of more than a majority of the stock of Peritus.

If you agree with these amendments to your Employment and Promissory Note Agreements, please sign below, date and return to me.

Peter, I look forward to working with you to achieve success in the future.


/s/ Peter Espinosa            12.14/98          /s/ Dominic Chan
-----------------------    ---------------      ------------------------
    Peter Espinosa              Date                 Domimic Chan

Cc: J. Giordano
    R. Pampel